Exhibit 99.1

At Fenix Parts:

Scott Pettit

Chief Financial Officer

spettit@fenixparts.com

Investor and Media Inquiries:

Chris Kettmann

Clermont Partners

312-690-6002

ckettmann@clermontpartners.com

Fenix Parts Announces Election of J. Michael McFall to Board of Directors

WESTCHESTER, IL – August 27, 2015 – Fenix Parts, Inc. (Nasdaq: FENX), a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products, announced today that its Board of Directors has unanimously elected J. Michael McFall as a director of the company. Mr. McFall is the co-founder and President of the Veretech division of Hearst Business Media, which provides a patented, web-based vehicle trade-in appraisal service that is employed by 20 auto manufacturers and approximately 8,000 auto dealers under the Black Book brand. Mr. McFall’s election increases the size of the Fenix Parts board to six.

Kent Robertson, CEO of Fenix Parts, said, “Mike’s strong and diverse automotive, systems and logistics experience will be a tremendous asset to Fenix Parts, and we are pleased to welcome him to our Board of Directors. Mike’s addition will provide management with another key resource as we work to drive long-term value for our customers and shareholders.”

Before co-founding Veretech in 2001, Mr. McFall was President of Fleet Lease Disposal, a Florida-based vehicle remarketing and reconditioning company serving national corporate fleet operators. From 1999 to 2000, he served as Vice President of Strategy for the AutoNation e-commerce division. Prior to that, he served for 12 years as Director of Strategic Planning and Product Development for General Motors Acceptance Corp., the finance subsidiary of General Motors.

Mr. McFall holds an MBA degree from the George Washington University and a BA degree in Communications from Towson University.

About Fenix Parts

Fenix Parts is a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products. The company’s primary business is auto recycling, which is the recovery and resale of OEM parts, components and systems reclaimed from damaged, totaled or low value vehicles. Customers include collision repair shops (body shops), mechanical repair shops, auto dealerships and individual retail customers. Fenix provides its customers with high-quality recycled OEM products, extensive inventory and product availability, responsive customer service and fast delivery.

Fenix was founded in January 2014 to combine eight Founding Companies and create a network that offers sales, fulfillment and distribution in key regional markets in the United States and Canada. The Founding Companies have been in business an average of 25 years and operate from 13 locations.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, projects, targeting, potential or contingent,” the negative of these terms or other similar expressions. Our actual results could differ materially from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings. These filings are available online at www.sec.gov, www.fenixparts.com or upon request from Fenix Parts.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.